Exhibit 4.1


                           FORM OF AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT


          This Amendment No. 1, dated as of December 22, 1999 (this "Amendment"), amends the Amended and Restated Rights Agreement, dated as of November 16, 1999 (the "Rights Agreement"), entered into by and between Inamed Corporation (the "Company") and U.S. Stock Transfer Corporation, as Rights Agent (the "Rights Agent"). Terms which are capitalized but not defined herein and which are defined in the Rights Agreement shall have the meanings ascribed to them in the Rights Agreement.

          WHEREAS, the Board of Directors of the Company (the "Board") deems it desirable and in the best interests of the Company and its stockholders that certain provisions of the Rights Agreement be amended in the manner set forth herein; and

          WHEREAS, Section 27 of the Rights Agreement permits the Rights Agreement to be amended in the manner set forth herein without the consent of the holders of the Rights (except that the consent of Appaloosa Management L.P. is required with respect to the amendment of provision (iv) of Section 1(a) of the Rights Agreement).

          NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

          1. Section 1(a) is hereby amended by deleting Section 1(a) in its entirety and substituting the following therefor:

               "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, after June 2, 1997, shall become the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan. Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary: (i) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding, provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement; (iii) no Person shall be deemed an "Acquiring Person" if such Person has reported or is required to report his, her or its ownership of Common Shares of the Company on Schedule 13G under the Exchange Act (as such term is hereinafter defined) (or any comparable or successor report), and is eligible to report such ownership on such schedule, but only to the extent that such Person (A) does not beneficially own 15% or more of the outstanding Common Shares of the Company and (B) continues to comply with the provisions of this clause
          (iii); (iv) Appaloosa Management L.P., together with its Affiliates and Associates (collectively, "Appaloosa"), shall not be deemed an "Acquiring Person" for any purpose of this Agreement with respect to its beneficial ownership of 10% or more of the outstanding Common Shares of the Company so long as Appaloosa does not become the Beneficial Owner of Common Shares of the Company in an amount in excess of the "Appaloosa Threshold" (as defined below); and (v) no Person shall become an "Acquiring Person" as the result of an acquisition from Appaloosa (or as the result of an acquisition from a Person who acquired Common Shares of the Company in accordance with this provision) (an "Appaloosa Transferee") of Common Shares of the Company if as a result of such acquisition such Person, immediately after such acquisition, beneficially owns less than 15% of the then outstanding number of Common Shares of the Company, provided, however, that such Person shall be deemed an "Acquiring Person" if, at any time after such Person acquires Common Shares of the Company from Appaloosa or from an Appaloosa Transferee pursuant to this clause (v), such Person (A) beneficially owns more than 10% of the outstanding number of Common Shares of the Company and (B) acquires additional Common Shares of the Company from a Person other than Appaloosa or an

          Appaloosa Transferee. For purposes of this Agreement, the "Appaloosa Threshold" as at any date shall mean an amount equal to the sum of (A) all Common Shares of the Company beneficially owned by Appaloosa as of March 1, 1999 (the "Grandfather Date"), including any Common Shares of the Company which may be deemed to be beneficially owned by Appaloosa through Warrants or other similar rights held by Appaloosa as of the Grandfather Date, plus (B) an additional 875,000 Common Shares of the Company (adjusted for stock splits, stock dividends and other similar transactions) of which Appaloosa may acquire beneficial ownership after the Grandfather Date, plus (C) all Common Shares of the Company in which Appaloosa may acquire beneficial ownership after the Grandfather Date through the exercise of any preemptive or similar rights held by Appaloosa. The provisions of clause (iv) above shall not apply to (x) any third party transferees not Affiliated with Appaloosa except as provided in clause (v) hereof, or (y) any Common Shares of the Company in which Appaloosa may acquire Beneficial Ownership after the Grandfather Date other than as described under (B) or (C) of the preceding sentence."


          2. Section 1(b) is hereby amended by deleting Section 1(b) in its entirety and substituting the following therefor:

               "(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement, except that, notwithstanding the definition of "Associate" set forth in Rule 12b-2 of the Exchange Act, a corporation or organization shall not be deemed to be an "Associate" of a Person solely by reason of such Person being, directly or indirectly, the Beneficial Owner of 35% or more of any class of equity securities of such corporation or organization unless such Person is also an officer, director or partner of such corporation or organization."


          3. Section 27 is hereby amended by deleting Section 27 in its entirety and substituting the following therefor:

               "Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may (and the Rights Agent shall at the direction of the Company) from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or Affiliate or Associate of an Acquiring Person). Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding the foregoing, the Company shall not amend, modify, supplement or replace provision (iv) or provision (v) of
          Section 1(a) or otherwise amend, modify or supplement any other provision of this Agreement which adversely affects the rights and benefits of Appaloosa under such provision, in any such case without the prior written consent of Appaloosa. It is understood and agreed that Appaloosa is a third party beneficiary to this Rights Agreement and may enforce the provisions of this Section as if it were a party to the Rights Agreement."


          3. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                                        INAMED CORPORATION



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                            U.S. STOCK TRANSFER CORPORATION



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


Acknowledged and consented to this ____ day of December, 1999:


APPALOOSA MANAGEMENT L.P.



By:
     -------------------------------
     Name:
     Title: